[Letterhead of Cadwalader Wickersham & Taft]
                                100 Maiden Lane
                               New York, NY 10038

                           Telephone: (212) 504-6000


                                                  January 16, 1997
Asset Securitization Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York 10281

AMRESCO Management, Inc.
235 Peachtree Street
Suite 900
Atlanta, Georgia 30303

LaSalle National Bank
17th Floor
135 South LaSalle Street
Chicago, Illinois  60674

ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, Illinois  60674

     Re: Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996-MD VI
          ----------------------------------------------------------------------

Ladies and Gentlemen:


     We are rendering this opinion pursuant to Section 10.07 of the Pooling and Servicing Agreement dated as of December 17, 1996 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as Depositor, AMRESCO Management, Inc., as Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, in connection with the First Amendment, dated as of January 16, 1997, to the Pooling and Servicing Agreement (the "Amendment"). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement.

     In rendering the opinions set forth below, we have examined and relied upon a signed copy of the Pooling and Servicing Agreement and the form of the Amendment attached hereto as Exhibit A.

     In rendering the opinions expressed below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive laws of the State of New York (without regard to conflicts of laws principles).

     Based upon the foregoing and the consideration of such other matters as we have deemed appropriate, we are of the opinion that the Amendment will not adversely affect in any material respect the interests of any Certificateholder.

     We are furnishing this opinion to the addressees solely for their benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any referred to by any other person or for any other purpose without our prior written consent.


                                        Very truly yours,

                                        /s/ Cadwalader Wickersham & Taft
                                        --------------------------------
                                        Cadwalader Wickersham & Taft


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                                                                      EXHIBIT A

                                FORM OF AMENDMENT